December 12, 2000



KeySpan Corporation
One MetroTech Center
Brooklyn, New York  11201

           Re:       Employee Discount Stock Purchase Plan

Ladies and Gentlemen:

           As Senior Vice President and General Counsel of KeySpan Corporation, a New York corporation (the "Company"), I am familiar with the Company's Registration Statement on Form S-8, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 750,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable pursuant to the Employee Discount Stock Purchase Plan (the "Plan"). The Common Stock represents authorized and unissued shares of the Company's common stock.

           I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion.

           On the basis of the foregoing, I am of the opinion that:

               (i) the Company has taken all necessary corporate action to authorize the issuance of the Common Stock;

               (ii) the shares of Common Stock to be issued pursuant to the Plan are validly authorized and when issued and delivered in accordance with the terms of the Plan, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

           No opinion is expressed herein as to the laws of any jurisdiction other than the Federal laws of the United States of America and, to the extent required by the foregoing opinion, the Business Corporation Law of the State of New York.

           The foregoing opinion is delivered to you in connection with the Registration Statement, as amended, and may not be relied upon by any other person or for any other purpose.



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           I hereby  consent to the filing of this  opinion as an exhibit to the
Registration Statement, as amended.

           I wish to call to your attention the fact that I am the beneficial owner of or have the option to acquire approximately 277,500 shares of the common stock of the Company.


                                                   Very truly yours,

                                                   /s/Steven L. Zelkowitz
                                                   ----------------------
                                                   Steven L. Zelkowitz, Esq.
                                                   Senior Vice President and
                                                   General Counsel